UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2013

DGT Holdings Corp.
(Exact name of registrant as specified in its charter)

New York	0-3319	13-1784308
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Steel Partners Holdings L.P., 590 Madison Avenue, 32nd Floor, New York, New York		10022
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 520-2300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03	Material Modification to Rights of Security Holders.

On March 1, 2013, DGT Holdings Corp., a New York corporation (the “Company”) filed amendments to its Certificate of Incorporation, as amended (the “Certificate of Incorporation”) that (i) effectuated a 1-for-5,000 reverse stock split (the “Reverse Stock Split”) of its outstanding shares of common stock, $0.10 par value per share (the “Common Stock”), whereby each share of the Company’s Common Stock outstanding immediately prior to the Reverse Stock Split was converted into one five thousandth (1/5,000) of a share of post-reverse-split stock, except that shares of stock held by shareholders owning of record fewer than 5,000 shares of Common Stock immediately prior to the Reverse Stock Split were converted into the right to receive a cash payment of $13.50 for each share of Common Stock such shareholder held immediately before the Reverse Stock Split and (ii) immediately following the Reverse Stock Split, effectuated a 5,000-for-1 forward stock split, whereby each share of post-reverse-split stock was converted into five thousand (5,000) shares of Common Stock (the “Forward Stock Split”).

Copies of the amendments effecting the Reverse Stock Split and the Forward Stock Split are filed herewith as Exhibit 3.01 and 3.02 and are incorporated herein by reference.

Shareholders of record who hold physical stock certificates will receive instructions from Continental Stock Transfer & Trust Company, the Company’s transfer agent. Shareholders should not send stock certificates to the Company. Shareholders should not destroy any stock certificates, nor should they submit any stock certificates until requested to do so by the transfer agent.  The Company currently expects to provide shareholders with an instruction letter regarding the stock splits within the next 10 business days.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On February 27, 2013, the Company held its Annual Meeting of Shareholders.  The matters voted on by shareholders and the voting results are as follows:

Proposal 1. Approval, subject to final action by the Board of Directors, of an amendment to the Company’s Certificate of Incorporation, whereby the Company will effect the Reverse Stock Split.  The amendment was approved.

For	Against	Abstain	Non-Votes
3,466,956	151,682	93,324	--

Proposal 2.  Approval, subject to shareholder approval of the proposal described in (1) above and final action by the Board of Directors, to take effect immediately following the Reverse Stock Split, an amendment to the Company’s Certificate of Incorporation whereby the Company will effect the Forward Stock Split. The amendment was approved.

For	Against	Abstain	Non-Votes
3,477,269	144,705	89,988	--

Proposal 3.  Election of Directors.  All nominees for director were elected.

Name	For	Withheld	Non Votes
Jack L. Howard	2,929,714	115,064	667,184
General Merrill A. McPeak	2,978,101	66,677	667,184
James A. Risher	2,929,714	115,064	667,184
Terry R. Gibson	2,929,654	115,124	667,184

Proposal 4.  Approval of an advisory resolution regarding the compensation of the Company’s named executive officers.  The advisory resolution was approved.

For	Against	Abstain	Non-Votes
2,881,161	93,206	70,411	667,184

Proposal 5.  Ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accountants for the fiscal year ending August 3, 2013.  The appointment of BDO USA, LLP was ratified.

For	Against	Abstain	Non-Votes
3,687,132	9,476	15,354	--

Item 8.01	Other Events.

As permitted by Section 12(g)(4) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), following determination by the Company that the number of shareholders of record of the Company’s common stock is fewer than 300, the Company intends to file with the Securities and Exchange Commission (the “Commission”) a Certification and Notice of Termination of Registration Under Section 12(g) of the Securities Exchange Act of 1934 on Form 15 (the “Form 15”).  The Form 15 will notify the Commission of the withdrawal of the Company’s Common Stock from registration under Section 12(g) of the Exchange Act in accordance with Rule 12g-4(a)(1) under the Exchange Act.  The deregistration is expected to become effective 90 days after filing of the Form 15.  Upon suspension of its reporting obligations, the Company currently intends to provide at least limited financial information to allow for public trading of Company securities on the OTC Pink Sheets, although there can be no assurance that the Company will undertake to provide, or continue to provide, such limited information, or that any trading market for Company securities will exist, after the Company has filed the Form 15.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Exhibits

3.01	Certificate of Amendment to Certificate of Incorporation to effect the Reverse Stock Split.

3.02	Certificate of Amendment to Certificate of Incorporation to effect the Forward Stock Split.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DGT HOLDINGS CORP.
(Registrant)

Date: March 1, 2013	By:	/s/ Leonard J. McGill
Leonard J. McGill Vice President

EXHIBIT INDEX

Exhibit No.	Exhibits

3.01	Certificate of Amendment to Certificate of Incorporation to effect the Reverse Stock Split.

3.02	Certificate of Amendment to Certificate of Incorporation to effect the Forward Stock Split.